Exhibit 99.1

Tintri Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Delivered Quarterly Revenue and EPS Above Guidance

Took Actions to Strengthen Financial Position; Plan to Reduce FY19 Operating Expenses by More Than $70 Million

Announced CEO Transition

MOUNTAIN VIEW, Calif., March 5, 2018 – Tintri, Inc. (NASDAQ: TNTR), a leading enabler of enterprise cloud, today reported results for its fourth quarter and fiscal year 2018 which ended on January 31, 2018.

“We are pleased with financial results that exceeded our revenue and EPS outlook, indicating the company has improved visibility into customer purchasing dynamics. We have taken a number of important actions to strengthen our balance sheet, improve our operating model, and reduce our cash burn,” said Ken Klein, Chairman and CEO at Tintri. “We also expanded our differentiated product portfolio and increased our footprint with existing customers.”

Business and Financial Highlights

•	Q4 revenue of $28.9 million, better than the company’s guidance.

•	Q4 net loss per share: ($1.19) per share GAAP and ($0.72) per share non-GAAP, better than the company’s guidance.

•	Ken Klein, Chairman and CEO, will transition from his CEO role after a successor is found.

•	Implemented work force reduction and lowered facilities footprint, as part of a plan to reduce FY19 operating expense by more than $70 million.

•	Strengthened balance sheet by drawing on a $25 million note facility with certain existing stockholders.

•	Tom Cashman promoted to Executive Vice President, Worldwide Sales and Alliances.

CEO and Sales Management Change

The company announced that its Chairman and CEO, Ken Klein, will transition from his CEO role after a successor is found. Mr. Klein expects to continue to serve as CEO and as a Board member until the new CEO is appointed and an orderly transition has occurred. The Board of Directors has initiated a search for a successor to lead the company in its next stage of evolution and has established a search process and engaged an executive search firm.

“On behalf of the Board, I would like to thank Ken for his 4 years of leadership and many contributions to Tintri,” said Harvey Jones, Tintri Board member. “Ken transformed the company and expanded Tintri’s technology differentiation in the market. The Board of Directors is grateful to Ken for his continued involvement as we conduct a comprehensive search for the company’s next CEO.”

“We made progress on our financial initiatives this quarter, by reporting a strong Q4, reducing our operating expenses, and strengthening our balance sheet. I am proud of the transformation the company has made and I believe the company is on the right trajectory,” said Ken Klein, CEO and Chairman. “I am ready to transition leadership to the right successor to propel the company forward.”

Tintri also announced that Tom Cashman has been promoted to Executive Vice President, Worldwide Sales and Alliances. Mr. Cashman joined Tintri in 2015, and had served most recently as Senior Vice President, International Sales and Global Alliances. Prior to joining the company, Mr. Cashman served in senior sales leadership capacities with Informix, Tivoli Systems, IBM, and CA Technologies.

Promissory Notes Financing

On Mar 2, 2018, the company announced the issuance of Promissory Notes to certain existing stockholders for aggregate gross proceeds of $25 million. The Promissory Notes will have an interest rate of 8.0% per annum and are scheduled to mature 18 months from the date of issuance.

Work Force and Facilities Restructuring

The company has implemented a restructuring and reduction in force plan of approximately 20% of the company’s global workforce. On February 21, 2018, the company also announced an early termination of a facility lease. The restructuring, which consisted of a reduction in force and a termination of a facility lease, is part of an overall plan to optimize the company’s operating model.

The company expects to substantially complete the restructuring in its first quarter of fiscal year 2019, which ends on April 30, 2018. The company estimates it will incur approximately $4.8 million to $5.8 million of cash expenditures in connection with the restructuring, substantially all of which relate to severance costs and contract termination costs. Total restructuring expenses are estimated at $6.2 million to $7.2 million, substantially all of which related to severance costs, write-off of net leasehold costs, and contract termination costs. The company expects to recognize most of these charges in the first quarter of fiscal year 2019.

Fourth Quarter and Fiscal Year 2018 Financial Highlights

The following tables summarize our consolidated financial results for the fiscal quarters and years ended January 31, 2017, and January 31, 2018 (unaudited):

GAAP Quarterly Financial Information
(in millions, except percentages and per share data)	Three Months Ended January 31, 2017	Three Months Ended January 31, 2018	Year-over- Year Change	Year Ended January 31, 2017	Year Ended January 31, 2018	Year-over- Year Change
Revenue	$40.8	$28.9	-29%	$125.1	$125.9	1%
Gross Profit	$25.7	$16.0	$(9.7)	$80.9	$73.0	$(7.9)
Gross Margin	63.0%	55.3%	-7.7 ppts	64.7%	58.0%	-6.7 ppts
Operating Loss	$(24.3)	$(35.3)	$(11.0)	$(100.8)	$(149.5)	$(48.7)
Operating Margin	-59.6%	-122.0%	-62.4 ppts	-80.6%	-118.7%	-38.1 ppts
Net Loss	$(25.5)	$(37.4)	$(11.9)	$(105.8)	$(157.7)	$(51.9)
Net Loss Attributable to Common Stockholders	$(25.5)	$(37.4)	$(11.9)	$(105.8)	$(137.9)	$(32.1)
Net Loss per Share Attributable to Common Stockholders	$(7.23)	$(1.19)	$6.04	$(30.73)	$(6.98)	$23.75
Weighted-Average Shares (Basic and Diluted)	3.5	31.3	27.8	3.4	19.8	16.4

Non-GAAP Quarterly Financial Information
(in millions, except percentages and per share data)	Three Months Ended January 31, 2017	Three Months Ended January 31, 2018	Year-over- Year Change	Year Ended January 31, 2017	Year Ended January 31, 2018	Year-over- Year Change
Gross Margin	63.4%	59.1%	-4.3 ppts	65.2%	60.5%	-4.7 ppts
Operating Loss	$(21.2)	$(20.6)	$0.6	$(86.9)	$(93.9)	$(7.0)
Operating Margin	-52.0%	-71.3%	-19.3 ppts	-69.5%	-74.6%	-5.1 ppts
Net Loss	$(22.5)	$(22.6)	$(0.1)	$(92.0)	$(101.9)	$(9.9)
Net Loss per Share	$(1.05)	$(0.72)	$0.33	$(4.29)	$(3.56)	$0.73
Weighted-Average Shares (Basic and Diluted)	21.5	31.3	9.8	21.4	28.7	7.3
Free Cash Flow	$(13.1)	$(22.6)	$(9.5)	$(74.7)	$(98.3)	$(23.6)
Free Cash Flow % of Revenue	-32.1%	-78.0%	-45.9 ppts	-59.7%	-78.1%	-18.4 ppts

A reconciliation between GAAP and non-GAAP information is provided at the end of this release.

First Quarter Fiscal Year 2019 Financial Outlook

As we look ahead, we are providing the following outlook for the quarter ending April 30, 2018. These guidance numbers are based on the existing revenue standard (ASC 605). We expect:

•	Revenue in the range of $20.0 to $21.0 million;

•	Non-GAAP loss per share in the range of ($0.64) to ($0.68), using 32.6 million weighted-average shares outstanding.

If appropriate, we may update our outlook after we have completed assessing the impact of the new revenue standard (ASC 606), adopted and effective beginning February 1, 2018.

All forward-looking non-GAAP financial measures contained in this section titled “First Quarter Fiscal 2019 Financial Outlook” exclude stock-based compensation expense, payroll tax expense related to stock-based activities, legal fees related to securities lawsuits, and, as applicable, other special items. We have not reconciled guidance for non-GAAP loss per share to its most directly comparable GAAP measure because the items that have been excluded are uncertain and cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call and Webcast

Tintri is hosting a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2018 results and outlook for its first quarter fiscal year 2019 at 1:30 p.m. Pacific Time today, March 5, 2018. Participants can listen in via webcast by visiting the Investor Relations section of Tintri’s website at ir.tintri.com . Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the webcast will be available for 7 days after the call. The conference call can also be accessed by dialing 1-844-379-5957 or +1-209-905-5964 and using the conference ID 7669576. Following the call, an audio replay will also be available by calling 1-855-859-2056 or +1-404-537-3406 and entering the conference ID 7669576. The audio replay will be available through 5:30 p.m. Pacific Time on March 12, 2018.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to our search for a new CEO; estimates of the magnitude of workforce reductions; cash expenditures that may be made by the company and non-cash charges that may be incurred by the company in connection with the restructuring plan, and the changes in our senior management team, and Mr. Klein’s continued service as interim Chief Executive Officer and a member of our Board; anticipated changes to the company’s operating model and cash flows; customer purchasing trends; estimated revenues and non-GAAP loss per share for future fiscal periods; planned reductions in operating expenses in FY2019; our competitive position and environment; sales trends; and product releases. These forward-looking statements are not historical facts, and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: our ability to hire a new CEO and the timing of such hiring; our ability to reduce operating expenses in future periods; our ability to comply with and/or modify terms of our outstanding debt; the impact of the new revenue standard (ASC 606) on our revenues for the quarter ending April 30, 2018 and future periods; our ability to attract and retain employees; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, our revenue mix, the timing and magnitude of orders, shipments, and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction or acceleration of adoption of competing solutions; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; and other risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on file with the U.S. Securities and Exchange Commission (“SEC”), which are available on our investor relations website at https://ir.tintri.com and on the SEC website at www.sec.gov , or that we may file with the SEC following the date of this press release, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017. All statements provided in this release speak only as of the date of this press release and, except as required by law, we assume no obligation to update any forward-looking statements to reflect actual results or subsequent events or circumstances.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures and other key performance measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, pro forma non-GAAP net loss per share, free cash flow, and free cash flow as a percentage of revenue. In computing these non-GAAP financial measures, we exclude the effects of certain items such as stock-based compensation expense, restructuring charges, legal fees related to securities lawsuits and other one-off activities, IPO-related expenses not netted against IPO proceeds, deemed dividend to Series E and E-1 Convertible Preferred Stock, adjustment to Series E, E-1, and F Convertible Preferred Stock related to our IPO, and income tax-related impact. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash used in operating activities less purchases of property and equipment. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures and key performance measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity, and planning, forecasting, and analyzing future periods. However, these non-GAAP financial and key performance measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, pro forma non-GAAP net loss per share, and free cash flow are not substitutes for gross profit, gross margin, operating expenses, loss from operations, operating margin, net loss or net loss attributable to common stockholders, net loss per share or net loss per share attributable to common stockholders, net loss per share or net loss per share attributable to common stockholders, or net cash used in operating activities, respectively. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

About Tintri

Tintri (NASDAQ: TNTR) offers an enterprise cloud infrastructure built on a public cloud-like web services architecture and RESTful APIs. Organizations use Tintri all-flash storage with scale-out and automation as a foundation for their own clouds—to build agile development environments for cloud native applications and to run mission critical enterprise applications. Tintri enables users to guarantee the performance of their applications, automate common IT tasks to reduce operating expenses, troubleshoot across their infrastructure, and predict an organization’s needs to scale—the underpinnings of a modern data center. That’s why leading cloud service providers and enterprises, including Comcast, Chevron, NASA, Toyota, United Healthcare, and 20% of the Fortune 100 companies, trust Tintri with enterprise cloud. For more information, visit www.tintri.com and follow us on Twitter: @Tintri. Tintri has used, and intends to continue to use, its Investor Relations website and the Twitter account of @Tintri as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

© 2018 Tintri, Inc. All rights reserved. Tintri and the Tintri logo are registered trademarks or trademarks of Tintri, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be trademarks of their respective holder(s).

AT TINTRI:

Investor Relations Contact: David Jew, 650.772.3838, ir@tintri.com

TINTRI, INC.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	As of January 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$48,048	$32,281
Accounts receivable, net	30,749	17,722
Inventories, net	6,509	7,494
Prepaid and other current assets	6,202	3,633

Total current assets	91,508	61,130
Property and equipment, net	10,410	12,246
Other long-term assets	2,984	2,871

Total assets	$104,902	$76,247

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$15,674	$11,908
Accrued and other current liabilities	20,668	20,257
Deferred revenue, current	28,056	31,679
Long-term debt, current portion	—	18,962

Total current liabilities	64,398	82,806
Deferred revenue, non-current	28,389	29,982
Long-term debt	48,914	49,676
Other long-term liabilities	5,041	5,493

Total liabilities	146,742	167,957

Commitments and contingencies
Convertible preferred stock	257,141	—
Stockholders’ deficit:
Common stock	1	2
Additional paid-in capital	41,745	387,232
Notes receivables from stockholders	(1,544)	(750)
Accumulated other comprehensive loss	(466)	(355)
Accumulated deficit	(338,717)	(476,628)
Treasury stock	—	(1,211)

Total stockholders’ deficit	(298,981)	(91,710)

Total liabilities, convertible preferred stock and stockholders’ deficit	$104,902	$76,247

TINTRI, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data, unaudited)

	Year Ended January 31,
	2016	2017	2018
Revenue:
Product	$68,652	$97,330	$90,793
Support and maintenance	17,360	27,775	35,111

Total revenue	86,012	125,105	125,904

Cost of revenue:
Product	25,138	34,738	38,959
Support and maintenance	7,110	9,437	13,907

Total cost of revenue	32,248	44,175	52,866

Gross profit:
Product	43,514	62,592	51,834
Support and maintenance	10,250	18,338	21,204

Total gross profit	53,764	80,930	73,038

Operating expenses:
Research and development	43,179	53,445	74,120
Sales and marketing	87,993	108,903	112,685
General and administrative	18,773	19,364	34,800
Restructuring charges	—	—	899

Total operating expenses	149,945	181,712	222,504

Loss from operations	(96,181)	(100,782)	(149,466)
Other expense, net:
Interest expense	(4,407)	(5,231)	(8,448)
Other income, net	254	677	733

Total other expense, net	(4,153)	(4,554)	(7,715)

Loss before provision for income taxes	(100,334)	(105,336)	(157,181)
Provision for income taxes	634	465	478

Net loss	$(100,968)	$(105,801)	$(157,659)

Deemed dividend to Series E and E-1 Convertible Preferred Stock	$—	$—	$(6,588)
Impact of adjustment to Series E, E-1 and F Convertible Preferred Stock	$—	$—	$26,336

Net loss attributable to common stockholders	$(100,968)	$(105,801)	$(137,911)

Net loss per share attributable to common stockholders—basic and diluted	$(32.15)	$(30.73)	$(6.98)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	3,140,947	3,442,549	19,763,684

TINTRI, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Year Ended January 31,
	2016	2017	2018
Cash flows from operating activities:
Net loss	$(100,968)	$(105,801)	$(157,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,753	9,270	7,105
Stock-based compensation expense	9,755	13,834	51,818
Excess tax benefit from stock-based compensation	—	71	—
Accretion of balloon payment	947	603	1,709
Amortization of debt issuance cost, credit facility fees and debt discounts	670	239	241
Restructuring charges	—	—	(974)
Other	(39)	(36)	(16)
Changes in operating assets and liabilities:
Accounts receivable	(4,083)	(10,036)	13,027
Inventories	1,821	(3,134)	(1,024)
Prepaid expenses and other assets	(645)	(1,383)	550
Payment of offering costs	—	(2,348)	(4,253)
Accounts payable	(1,095)	7,291	(6,354)
Deferred revenue	18,842	14,581	5,216
Accrued and other liabilities	4,933	6,483	(1,246)

Net cash used in operating activities	(62,109)	(70,366)	(91,860)

Cash flows from investing activities:
Purchase of property and equipment	(10,914)	(4,337)	(6,415)
Purchase of investments	(70,419)	(13,807)	(11,513)
Proceeds from maturities of investments	6,350	76,478	11,513
Proceeds from disposition of investments	18,574	—	—

Net cash provided by (used in) investing activities	(56,409)	58,334	(6,415)

Cash flows from financing activities:
Payment on capital lease financing	(300)	(240)	(234)
Proceeds from issuance of convertible preferred stock, net of issuance costs	122,770	—	—
Proceeds from revolving line of credit	7,000	6,962	5,000
Proceeds from term loan	35,000	—	15,000
Repayment of revolving line of credit	(6,000)	—	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	62,314
Proceeds from repayment of employee notes receivable	—	411	—
Proceeds from exercise of stock options	3,132	2,292	470
Repurchase of common stock	(5)	—	—

Net cash provided by financing activities	161,597	9,425	82,550
Foreign exchange impact on cash and cash equivalents	(2)	(61)	(42)

Net increase (decrease) in cash and cash equivalents	43,077	(2,668)	(15,767)
Cash and cash equivalents, beginning of period	7,639	50,716	48,048

Cash and cash equivalents, end of period	$50,716	$48,048	$32,281

Reconciliation of GAAP to Non-GAAP Profit Measures

(in thousands, except share and per share data)

	GAAP	Non-GAAP Adjustments		Non-GAAP
	Three Months Ended January 31, 2017	Stock-based compensation	Income tax effect on non-GAAP adjustments	Three Months Ended January 31, 2017
Gross profit	25,694	147		25,841
Gross margin	63.0%			63.4%
Operating expenses
Research and development	13,570	(1,137)		12,433
Sales and marketing	31,579	(906)		30,673
General and administrative	4,823	(902)		3,921
Total operating expenses	49,972	(2,945)		47,027
Loss from operations	(24,278)	3,092		(21,186)
Operating margin	-59.6%			-52.0%
Net loss attributable to common stockholders	(25,548)	3,092	(81)	(22,537)
Net loss per share attributable to common stockholders, basic and diluted	(7.23)
Pro forma net loss per share, basic and diluted	(1.19)	0.14	—	(1.05)
Weighted-shares outstanding, basic and diluted	3,532,145			3,532,145
Pro forma adjustment (1)	17,992,973			17,992,973
Pro forma weighted-shares outstanding, basic and diluted	21,525,118			21,525,118

(1)	To reflect assumed conversion of convertible preferred stock as of the beginning of the period

Reconciliation of GAAP to Non-GAAP Profit Measures

(in thousands, except share and per share data)

	GAAP	Non-GAAP Adjustments			Non-GAAP
	Three Months Ended January 31, 2018	Stock-based compensation	Other non-GAAP adjustments (1)	Income tax effect on non-GAAP adjustments	Three Months Ended January 31, 2018
Gross profit	15,997	1,085			17,082
Gross margin	55.3%				59.1%
Operating expenses
Research and development	18,830	(6,836)			11,994
Sales and marketing	24,201	(2,282)			21,919
General and administrative	8,236	(3,845)	(607)		3,784
Restructuring charges	9		(9)		—
Total operating expenses	51,276	(12,963)	(616)		37,697
Loss from operations	(35,279)	14,048	616		(20,615)
Operating margin	-122.0%				-71.3%
Net loss attributable to common stockholders	(37,387)	14,048	616	143	(22,580)
Net loss per share attributable to common stockholders, basic and diluted	(1.19)	0.45	0.02	—	(0.72)
Weighted-shares outstanding, basic and diluted	31,323,004				31,323,004

(1)	Restructuring charges and legal fees related to securities lawsuits and other one-off activities.

Reconciliation of GAAP to Non-GAAP Profit Measures

(in thousands, except share and per share data)

	GAAP	Non-GAAP Adjustments		Non-GAAP
	Year Ended January 31, 2017	Stock-based compensation	Income tax effect on non-GAAP adjustments	Year Ended January 31, 2017
Gross profit	80,930	587		81,517
Gross margin	64.7%			65.2%
Operating expenses
Research and development	53,445	(5,227)		48,218
Sales and marketing	108,903	(4,115)		104,788
General and administrative	19,364	(3,905)		15,459
Total operating expenses	181,712	(13,247)		168,465
Loss from operations	(100,782)	13,834		(86,948)
Operating margin	-80.6%			-69.5%
Net loss attributable to common stockholders	(105,801)	13,834	—	(91,967)
Net loss per share attributable to common stockholders, basic and diluted	(30.73)
Pro forma net loss per share, basic and diluted	(4.94)	0.65	—	(4.29)
Weighted-shares outstanding, basic and diluted	3,442,549			3,442,549
Pro forma adjustment (1)	17,992,973			17,992,973
Pro forma weighted-shares outstanding, basic and diluted	21,435,522			21,435,522

(1)	To reflect assumed conversion of convertible preferred stock as of the beginning of the period

Reconciliation of GAAP to Non-GAAP Profit Measures

(in thousands, except share and per share data)

	GAAP	Non-GAAP Adjustments			Non-GAAP
	Year Ended January 31, 2018	Stock-based compensation	Other non-GAAP adjustments (1)	Income tax effect on non-GAAP adjustments	Year Ended January 31, 2018
Gross profit	73,038	3,191			76,229
Gross margin	58.0%				60.5%
Operating expenses
Research and development	74,120	(21,608)	(20)		52,492
Sales and marketing	112,685	(10,432)	(984)		101,269
General and administrative	34,800	(16,587)	(1,875)		16,338
Restructuring charges	899		(899)		—
Total operating expenses	222,504	(48,627)	(3,778)		170,099
Loss from operations	(149,466)	51,818	3,778		(93,870)
Operating margin	-118.7%				-74.6%
Net loss	(157,659)	51,818	3,778	170	(101,893)
Deemed dividend	(6,588)		6,588		—
Net loss adjustment (2)	26,336		(26,336)		—
Net loss attributable to common stockholders	(137,911)	51,818	(15,970)	170	(101,893)
Net loss per share attributable to common stockholders, basic and diluted	(6.98)
Pro forma net loss per share attributable to common stockholders, basic and diluted	(4.81)	1.81	(0.56)	—	(3.56)
Weighted-shares outstanding, basic and diluted	19,763,684				19,763,684
Pro forma adjustment (3)	8,895,083				8,895,083
Pro forma weighted-shares outstanding, basic and diluted	28,658,767				28,658,767

(1)	Restructuring charges, legal fees related to securities lawsuits and other one-off activities, IPO-related expenses not netted against IPO proceeds, and deemed dividend to Series E and E-1 Convertible Preferred Stock.
(2)	Adjustment to Series E, E-1, and F Convertible Preferred Stock related to IPO.
(3)	To reflect assumed conversion of convertible preferred stock as of beginning of the year, and IPO shares as of the beginning of Q2.

Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended January 31, 2017	Three Months Ended January 31, 2018	Year Ended January 31, 2017	Year Ended January 31, 2018
Net cash used in operating activities	(12,162)	(20,249)	(70,366)	(91,860)
Less: Purchase of property and equipment	(906)	(2,315)	(4,337)	(6,415)
Free cash flow	(13,068)	(22,564)	(74,703)	(98,275)
Free cash flow % revenue	-32.1%	-78.0%	-59.7%	-78.1%

Source: Tintri